NEWS RELEASE

EVEREST RE GROUP, LTD.
Wessex House, 45 Reid Street, 2nd Floor, Hamilton HM DX, Bermuda

Contact:  Elizabeth B. Farrell
Vice President, Investor Relations
Everest Global Services, Inc.
908.604.3169

For Immediate Release

Everest Re Group Reports Fourth Quarter and Full Year 2010 Earnings

HAMILTON, Bermuda – February 9, 2011 -- Everest Re Group, Ltd. (NYSE: RE) reported fourth quarter 2010 after-tax operating income1, which excludes net realized capital gains and losses, of $257.8 million, or $4.70 per diluted common share, compared to after-tax operating income1 of $192.0 million, or $3.19 per diluted common share, in the fourth quarter of 2009. Net income, including net realized capital gains and losses, was $302.5 million, or $5.51 per diluted common share, for the fourth quarter of 2010, compared to $197.2 million, or $3.28 per diluted common share, for the same period last year.

For the year ended December 31, 2010, after-tax operating income1 was $518.1 million, or $9.08 per diluted common share, compared to $763.7 million, or $12.51 per diluted common share, for 2009. Net income, including net realized capital gains and losses, was $610.8 million, or $10.70 per diluted common share, for the full year 2010, compared to $807.0 million, or $13.22 per diluted common share, for the same period in 2009.

Commenting on the Company’s results, Chairman and Chief Executive Officer, Joseph V. Taranto said, “Despite a challenging marketplace and a significant number of global catastrophe events in the year, we achieved an operating return on equity of 9% and grew book value per share by 12% in 2010.”

Operating highlights for the fourth quarter and full year 2010 included the following:

•
Gross written premiums were $1 billion for the quarter, a decline of 2.5% compared to the same quarter in 2009. Worldwide reinsurance premiums were down 4.5% while insurance premiums were up 6% in the period. For the full year, gross written premiums totaled $4.2 billion, an increase of 2% compared to last year. Adjusting for the impact of foreign exchange, premium actually grew less than 1% year over year.
•
The loss ratio was 70.6% for the quarter and 74.9% for the year, compared to 63.1% and 61.0%, respectively, for the same periods in 2009. For the full year, the attritional loss ratio, excluding 14.5 points of catastrophe losses and very modest favorable development, increased to 60.8% compared to 56.0% for 2009. Accordingly, the current accident year combined ratio, excluding catastrophe losses, increased 4.6 points to 88.7% for 2010.

•	Net investment income was $184.9 million for the quarter and $653.5 million for the year; up significantly from the comparable periods in 2009 primarily due to improved limited partnership results.
•
Net after-tax realized capital gains totaled $44.7 million for the quarter, due to after-tax fair value adjustments of $30.8 million and net after-tax realized gains of $13.9 million from the sale of securities.

•	Net after-tax unrealized capital gains decreased $252.3 million during the quarter, primarily due to an increase in interest rates and a general decline in the values of municipal bond holdings.
•	Income taxes on operations included a one-time benefit of approximately $49.5 million, as a result of adjustments related to a favorable ruling on an appeal with the Internal Revenue Service.
•
Cash flow from operations was $127.9 million for the quarter compared to $186.1 million for the same period in 2009. For the full year 2010, cash flow from operations was $918.5 million, up 17% when compared to the same period last year.

•	After-tax operating income1 return on average adjusted shareholders’ equity2 was 8.9% for the full year 2010 compared to 14.0% in 2009.
•
During the quarter, the Company repurchased approximately 589,000 of its common shares at an average price of $87.78 and a total cost of $51.7 million. For the year, the Company repurchased 5.1 million of its common shares, or 8.5% of its total outstanding shares at year end 2009, for a total cost of $398.6 million. The repurchases were made pursuant to a share repurchase authorization, provided by the Company’s Board of Directors, under which there remains 3.4 million shares available.

•
Shareholders’ equity ended the year at $6.3 billion, up 3% from year-end 2009. Book value per share, which benefitted from share repurchases made during the year, increased 12% to $115.45 as of December 31, 2010 from $102.87 at year-end 2009.

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company.  These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest Reinsurance Company (Ireland), Limited provides reinsurance to non-life insurers in Europe. Everest National Insurance Company and Everest Security Insurance Company provide property and casualty insurance to policyholders in the U.S. Everest Indemnity Insurance Company offers excess and surplus lines insurance in the U.S. Everest Insurance Company of Canada provides property and casualty insurance to policyholders in Canada. Additional information on Everest Re Group companies can be found at the Group’s web site at www.everestre.com.

A conference call discussing the fourth quarter results will be held at 10:30 a.m. Eastern Time on February 10, 2011. The call will be available on the Internet through the Company’s web site or at www.streetevents.com.

Recipients are encouraged to visit the Company’s web site to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestre.com in the “Financial Reports” section of the “Investor Center”. The supplemental financial information may also be obtained by contacting the Company directly.
___________________________

1The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance.  After-tax operating income (loss) consists of net income (loss) excluding after-tax net realized capital gains (losses) and after-tax gain on debt repurchase as the following reconciliation displays:

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
(Dollars in thousands, except per share amounts)	2010		2009		2010		2009
		(unaudited)				(unaudited)

		Per Diluted		Per Diluted		Per Diluted		Per Diluted
		Common		Common		Common		Common
	Amount	Share	Amount	Share	Amount	Share	Amount	Share

Net income (loss)	$302,533	$5.51	$197,227	$3.28	$610,754	$10.70	$806,989	$13.22
After-tax net realized capital gains (losses)	44,695	0.81	5,272	0.09	92,625	1.62	(7,594)	(0.12)
After-tax gain on debt repurchase	-	-	-	-	-	-	50,876	0.83

After-tax operating income (loss)	$257,838	$4.70	$191,955	$3.19	$518,129	$9.08	$763,707	$12.51

(Some amounts may not reconcile due to rounding.)

Although net realized capital gains (losses) are an integral part of the Company’s insurance operations, the determination of net realized capital gains (losses) is independent of the insurance underwriting process.  The Company believes that the level of net realized capital gains (losses) for any particular period is not indicative of the performance of the underlying business in that particular period.  Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions.  The Company understands that the equity analysts who follow the Company focus on after-tax operating income (loss) in their analyses for the reasons discussed above.  The Company provides after-tax operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.

2Adjusted shareholders’ equity excludes net after-tax unrealized (appreciation) depreciation of investments.

--Financial Details Follow--

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in thousands, except per share amounts)	2010	2009	2010	2009
	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$1,020,159	$1,029,520	$3,934,625	$3,894,098
Net investment income	184,865	146,443	653,463	547,793
Net realized capital gains (losses):
Other-than-temporary impairments on fixed maturity securities	(83)	-	(2,975)	(13,210)
Other-than-temporary impairments on fixed maturity securities
transferred to other comprehensive income (loss)	-	-	-	-
Other net realized capital gains (losses)	32,674	8,300	104,886	10,898
Total net realized capital gains (losses)	32,591	8,300	101,911	(2,312)
Realized gain on debt repurchase	-	-	-	78,271
Net derivative gain (loss)	18,683	3,674	(1,119)	3,204
Other income (expense)	2,076	(6,481)	16,927	(22,476)
Total revenues	1,258,374	1,181,456	4,705,807	4,498,578

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	720,121	650,121	2,945,712	2,374,058
Commission, brokerage, taxes and fees	245,227	243,824	931,855	928,333
Other underwriting expenses	41,230	45,349	166,258	167,178
Corporate expenses	2,535	5,027	14,914	17,607
Interest, fees and bond issue cost amortization expense	13,034	17,447	55,830	72,081
Total claims and expenses	1,022,147	961,768	4,114,569	3,559,257

INCOME (LOSS) BEFORE TAXES	236,227	219,688	591,238	939,321
Income tax expense (benefit)	(66,306)	22,461	(19,516)	132,332

NET INCOME (LOSS)	$302,533	$197,227	$610,754	$806,989
Other comprehensive income (loss), net of tax	(227,333)	(60,526)	60,220	621,201

COMPREHENSIVE INCOME (LOSS)	$75,200	$136,701	$670,974	$1,428,190

EARNINGS PER COMMON SHARE:
Basic	$5.53	$3.29	$10.73	$13.26
Diluted	5.51	3.28	10.70	13.22
Dividends declared	0.48	0.48	1.92	1.92

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	December 31,
(Dollars and share amounts in thousands, except par value per share)	2010	2009
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value	$12,450,469	$13,005,949
(amortized cost: 2010, $12,011,336; 2009, $12,614,742)
Fixed maturities - available for sale, at fair value	180,482	50,528
Equity securities - available for sale, at market value (cost: 2010, $363,283; 2009, $13,970)	363,736	16,301
Equity securities - available for sale, at fair value	721,449	380,025
Short-term investments	785,279	673,131
Other invested assets (cost: 2010, $603,681; 2009, $546,158)	605,196	545,284
Cash	258,408	247,598
Total investments and cash	15,365,019	14,918,816
Accrued investment income	148,990	158,886
Premiums receivable	844,832	978,847
Reinsurance receivables	684,718	636,375
Funds held by reinsureds	379,616	379,864
Deferred acquisition costs	383,769	362,346
Prepaid reinsurance premiums	133,007	108,029
Deferred tax asset	149,101	174,170
Federal income taxes recoverable	147,988	144,903
Other assets	170,931	139,076
TOTAL ASSETS	$18,407,971	$18,001,312

LIABILITIES:
Reserve for losses and loss adjustment expenses	$9,340,183	$8,937,858
Future policy benefit reserve	63,002	64,536
Unearned premium reserve	1,455,219	1,415,402
Funds held under reinsurance treaties	99,213	91,893
Commission reserves	45,936	55,579
Other net payable to reinsurers	47,519	53,014
Revolving credit borrowings	50,000	-
8.75% Senior notes due 3/15/2010	-	199,970
5.4% Senior notes due 10/15/2014	249,812	249,769
6.6% Long term notes due 5/1/2067	238,351	238,348
Junior subordinated debt securities payable	329,897	329,897
Accrued interest on debt and borrowings	4,793	9,885
Equity index put option liability	58,467	57,349
Other liabilities	142,062	196,090
Total liabilities	12,124,454	11,899,590

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50,000 shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200,000 shares authorized; (2010) 66,017
and (2009) 65,841 outstanding before treasury shares	660	658
Additional paid-in capital	1,863,031	1,845,181
Accumulated other comprehensive income (loss), net of deferred income tax expense
(benefit) of $102,868 at 2010 and $101,014 at 2009	332,258	272,038
Treasury shares, at cost; 11,589 shares (2010) and 6,523 shares (2009)	(981,480)	(582,926)
Retained earnings (deficit)	5,069,048	4,566,771
Total shareholders' equity	6,283,517	6,101,722
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$18,407,971	$18,001,312

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Dollars in thousands)	2010	2009	2010	2009
	(unaudited)		(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$302,533	$197,227	$610,754	$806,989
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	61,327	(4,597)	132,986	(52,966)
Decrease (increase) in funds held by reinsureds, net	25,182	(1,944)	1,573	(25,271)
Decrease (increase) in reinsurance receivables	16,729	(23,761)	(62,954)	54,674
Decrease (increase) in deferred tax asset	(2,287)	87,082	22,023	147,071
Increase (decrease) in reserve for losses and loss adjustment expenses	(37,284)	86,367	420,748	(66,177)
Increase (decrease) in future policy benefit reserve	(745)	(1,616)	(1,534)	(1,636)
Increase (decrease) in unearned premiums	(82,589)	(49,141)	36,883	64,892
Change in equity adjustments in limited partnerships	(40,264)	(9,389)	(71,493)	20,575
Change in other assets and liabilities, net	(94,973)	(108,346)	(129,557)	(133,165)
Non-cash compensation expense	2,857	3,057	14,786	13,347
Amortization of bond premium (accrual of bond discount)	9,906	19,379	46,095	32,172
Amortization of underwriting discount on senior notes	11	50	76	192
Realized gain on debt repurchase	-	-	-	(78,271)
Net realized capital (gains) losses	(32,591)	(8,300)	(101,911)	2,312
Net cash provided by (used in) operating activities	127,862	186,068	918,475	784,738

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale, at market value	510,168	278,550	1,717,659	1,203,548
Proceeds from fixed maturities matured/called - available for sale, at fair value	-	9,788	-	15,358
Proceeds from fixed maturities sold - available for sale, at market value	786,373	71,652	1,632,719	311,273
Proceeds from fixed maturities sold - available for sale, at fair value	936	2,765	20,237	14,777
Proceeds from equity securities sold - available for sale, at market value	2,322	16	3,037	24,159
Proceeds from equity securities sold - available for sale, at fair value	146,471	19,948	234,112	43,496
Distributions from other invested assets	28,335	132,361	79,849	182,952
Cost of fixed maturities acquired - available for sale, at market value	(438,468)	(847,208)	(2,766,212)	(3,051,012)
Cost of fixed maturities acquired - available for sale, at fair value	(53,706)	(8,454)	(134,324)	(27,555)
Cost of equity securities acquired - available for sale, at market value	(350,982)	-	(353,265)	-
Cost of equity securities acquired - available for sale, at fair value	(409,748)	(233,028)	(514,092)	(265,275)
Cost of other invested assets acquired	(13,311)	(25,930)	(66,408)	(62,554)
Net change in short-term investments	(193,976)	666,868	(110,241)	1,228,032
Net change in unsettled securities transactions	20,966	(146,985)	(13,084)	10,445
Net cash provided by (used in) investing activities	35,380	(79,657)	(270,013)	(372,356)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period, net	1,617	5,782	3,066	7,284
Purchase of treasury shares	(51,714)	(100,102)	(398,554)	(190,597)
Revolving credit borrowings	(33,000)	-	50,000	-
Net cost of debt repurchase	-	-	-	(83,026)
Net cost of senior notes maturing	-	-	(200,000)	-
Dividends paid to shareholders	(26,063)	(28,668)	(108,477)	(116,857)
Net cash provided by (used in) financing activities	(109,160)	(122,988)	(653,965)	(383,196)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	3,186	(900)	16,313	12,718

Net increase (decrease) in cash	57,268	(17,477)	10,810	41,904
Cash, beginning of period	201,140	265,075	247,598	205,694
Cash, end of period	$258,408	$247,598	$258,408	$247,598

SUPPLEMENTAL CASH FLOW INFORMATION
Income taxes paid (recovered)	$5,737	$41,069	$(30,978)	$111,831
Interest paid	20,177	20,136	60,198	72,454